Exhibit 99.1

FOR IMMEDIATE RELEASE

PRINTING COMPONENTS, INC. ANNOUNCES IT HAS SIGNED A
LETTER O INTENT WITH LYFETEC, INC. TO ACQUIRE
LYFETEC, INC. AND IT’S SUBSIDIARIES AS A WHOLLY OWNED SUBSIDIARY.

JULY 16, 2009 – FT. LAUDERDALE, FLORIDA – Printing Components, Inc. (OTC – BB:PCOM) a publicly traded company, announces it has signed a non-binding letter of intent with LyfeTec, Inc. to acquire LyfeTec, Inc., and its subsidiaries traded, on the Bulletin Board as a wholly owned subsidiary in Printing Components, Inc.  LyfeTec is a remanufacturing company with marketing and distribution world wide for medical home test kit with a strong driving force that was formed to act as a reseller of many home medical test screening kit products at consumer friendly prices.  These products are affordably priced for consumers early detection of STD – Strep Throat – HIV – Mono – and Home Drug testing for parents with 157 total testing kits for market.

This news release includes forward-looking statements, including with respect to the future level of business for the parties.  These statements are necessarily subject to risk and uncertainty.  Actual results could differ materially from those projected in these forward-looking statements as a result of certain risk factors that could cause results to differ materially from estimated results.  Management cautions that all statements as to future results of operations are necessarily subject to risks, uncertainties and events that may be beyond the control of LyfeTec, Inc. and/or Printing Components, Inc. and no assurance can be given that such results will be achieved.  Potential risks and uncertainties include, but are not limited to, the ability to procure, properly price, retain and successfully complete projects, the availability of technical personnel, changes in technology and competition.